Exhibit 10.2
MORNINGSTAR, INC.
2011 STOCK INCENTIVE PLAN
MARKET STOCK UNIT WITH PERFORMANCE KICKER AWARD AGREEMENT

THIS MARKET STOCK UNIT AWARD AGREEMENT, which includes the Online Grant Acceptance form (the “Grant Notice”) provided to the Participant named therein and any special terms and conditions for the Participant’s country set forth in the Addendum attached hereto (together, the “Award Agreement”), is made under the Morningstar, Inc. 2011 Stock Incentive Plan, as amended from time to time (the “Plan”), as of the Grant Date specified in the Grant Notice. Any term capitalized but not defined in this Award Agreement will have the meaning set forth in the Plan. For purposes of this Award Agreement, “Employer” means the entity (the Company or Affiliate) that employs the Participant.
BETWEEN:
(1)MORNINGSTAR, INC., an Illinois corporation (the “Company”); and
(2)The Participant identified in the Grant Notice.
1 GRANT OF MARKET STOCK UNITS
a.In accordance with the terms of the Plan and subject to the terms and conditions of this Award Agreement, the Company hereby grants to the Participant a Market Stock Unit Award with respect to the target number of Market Stock Units (“MSUs”) set forth in the Grant Notice (the “Target MSUs”). The number of MSUs that are earned shall be equal to a percentage of the Target MSUs, which shall be determined in accordance with the performance conditions specified in Section 2 (the “Performance Conditions”). The MSUs shall constitute performance-based Restricted Stock Units granted pursuant to Section 3.3 of the Plan.
b.Each MSU is a notional amount that represents one unvested share of common stock, no par value, of the Company (a “Share”). Each MSU constitutes the right, subject to the terms and conditions of the Plan and this Award Agreement, to distribution of a Share if and to the extent the Performance Conditions are satisfied and the MSUs otherwise become vested.

Notwithstanding the foregoing, if the Participant is resident or employed outside of the United States, the Company, in its sole discretion, may settle the MSUs in the form of a cash payment to the extent settlement in Shares: (i) is prohibited under local law; (ii) would require the Participant, the Company and/or its Affiliates to obtain the approval of any governmental and/or regulatory body in the Participant’s country; (iii) would result in adverse tax consequences for the Participant, the Company or any Affiliate; or (iv) is administratively burdensome. Alternatively, the Company, in its sole discretion, may settle the MSUs in the form of Shares but require the Participant to sell such Shares immediately or within a specified period following the Participant’s termination of Service (in which case, this Award Agreement shall give the Company the authority to issue sales instructions on the Participant’s behalf).
c.This Award Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Participant hereby agrees to be bound by the terms of this Award Agreement and the Plan.
d.Further details of the MSUs granted to the Participant under the terms of this Award Agreement are set forth in the Grant Notice.
•Performance Conditions
a.Subject to the terms of the Award Agreement and the Plan, the number of MSUs that are eligible to be earned shall be based on the Company’s Cumulative Total Shareholder Return for the Performance Period set forth in the Grant Notice (the “Company Cumulative TSR”) and the achievement of such other performance targets and metrics, quantitative and/or qualitative (in each case, a “Performance Target”), as may be established by the Committee from time to time during the Performance Period (the “Performance Kicker”) in accordance with Section 2.6 through Section 2.11. The number of MSUs that are eligible to vest at the end of the Performance Period shall be equal to the product of (A), multiplied by (B), and multiplied by (C), where:
(A) = Number of Target MSUs.
(B) = Company Cumulative TSR Payout, as calculated in the table below and in accordance with this Award Agreement:

Company TSR Attainment Performance
	Company Cumulative TSR	Company Cumulative TSR Payout (B)
Threshold TSR	[ ]%	[ ]%
Target TSR	[ ]%	[ ]%
Maximum TSR	[ ]%	[ ]%
(C) = Re(C) = Performance Kicker, as calculated in the table below and in accordance with this Award Agreement:

Performance Kicker
Performance	Performance Kicker (C)
To Be Determined by the Committee	[ ]% -- [ ]%
b.If the Company Cumulative TSR exceeds the Threshold TSR and is less than the Target TSR, the percentage of the Target MSUs earned shall be [  ]%, reduced by [  ]% for each [  ]% decrease in Company Cumulative TSR below [  ]%. For example, if the Company Cumulative TSR is [  ]%, then [  ]% of Target MSUs would be earned. If the Company Cumulative TSR exceeds the Target TSR and is less than the Maximum TSR, the percentage of the Target MSUs earned shall be [  ]%, increased by [  ]% for each [  ]% increase in Company Cumulative TSR above [  ]%. For example, if the Company Cumulative TSR is [  ]%, then [  ]% of the Target MSUs shall be earned. The number of MSUs that are earned shall be rounded down to the nearest whole Share.
c.No MSUs shall be earned pursuant to this Award Agreement if the Company Cumulative TSR is less than [  ]%, and the maximum number of MSUs earned pursuant to this Award Agreement shall be [  ]% of the Target MSUs.
d.For purposes of this Award Agreement, the Company Cumulative TSR for the Performance Period shall be measured by dividing (A) the sum of (i) the increase or decrease in the Stock Price, as defined below, from the beginning of the Performance Period to the end of the Performance Period, and (ii) the cumulative value of dividends paid during the Performance Period, assuming such dividends are reinvested in Shares, by (B) the Stock Price determined at the beginning of the Performance Period.
e.For purposes of computing Company Cumulative TSR, the “Stock Price” at the beginning of the Performance Period shall be the average closing price of a Share over the 30 consecutive calendar days immediately prior to the first day of the Performance Period, and the “Stock Price” at the end of the Performance Period shall be the average closing price of a Share over the 30 consecutive calendar days ending on and including the last day of the Performance Period, adjusted for changes in capitalization in accordance with Section 5.7 of the Plan.
f.The Committee shall have full authority to determine at any time during the Performance Period any Performance Target based on either (A) any objectively determinable measure of financial performance as selected by the Committee to measure performance of the Company or any subsidiary, division, or other unit of the Company for the Performance Period based on any performance criterion, including, without limitation, any one or more of the following: (i) revenue, (ii) net income, (iii) net income before taxes, (iv) operating income, (v) return on sales, (vi) return on equity, (vii) earnings per share, (viii) return on capital, (ix) return on invested capital, (x) return on assets, (xi) return on operating revenue, (xii) earnings before any one or more of: interest, taxes, depreciation, amortization or stock-based compensation expense, (xiii) stock price, (xiv) cash flow; (xv) operating margin or profit margin, (xvi) market share, or (xvii) any of combination of the foregoing,  or (B) qualitative performance measures determined by the Committee including any related to the management of the Company through the COVID-19 pandemic and related effects on the global economy, financial markets and the Company’s performance. In the case of the qualitative performance measures, the Committee shall have the sole authority to determine the level of the actual achievement thereof. The Committee shall also have authority during the Performance Period to adjust any Performance Target in light of events or circumstances arising during the Performance Period. The achievement level of any Performance Target, as determined by the Committee, will be represented as a percentage that is between the bottom and top of the range of the potential achievement levels set forth in the Performance Kicker table under Section 2.2 and will determine the corresponding Performance Kicker attainment level.
g.If, during the course of the Performance Period, the Participant’s responsibilities change in a way that they are no longer aligned with a Performance Target applicable to a specific business unit or product area of the Company corresponding to the Performance Kicker that was designated to apply to the Participant at the time the applicable Performance Kicker is established by the Committee (the “Performance Area”), the attainment level of the Performance Kicker will be determined based on the attainment level of the Performance Target applicable to the initially designated Performance Area over the full Performance Period, as determined by the Committee, and then will be prorated based on the number of whole months in the Performance Period that the Participant’s responsibilities were aligned with such Performance Area and divided by 36 (i.e., the total number of months in the entire Performance Period). Further, if the

Participant’s new responsibilities are aligned with a different Performance Area, the attainment level of the Performance Kicker will be determined based on the attainment level of the Performance Target applicable to the subsequently designated Performance Area over the full Performance Period, as determined by the Committee, and then will be pro-rated based on the number of whole months in the Performance Period that the Participant is aligned to the subsequently designated Performance Area and divided by 36 (i.e., the total number of months in the entire Performance Period). If multiple Performance Areas are designated as part of the Performance Kickers that are applicable to the Participant, the sum of the prorated Performance Kickers will be used to determine the Participant’s total Performance Kicker.
h.To consider acquisitions and divestitures, the Committee will have the discretion to adjust any applicable Performance Targets affected thereby, as it deems appropriate.
i.The Committee will have the discretion to adjust any applicable Performance Target established by it during the Performance Period or the method of calculating the attainment level of the Performance Target for unusual, one-time, or unanticipated and extraordinary events that have an impact on the Company’s financial results, including as a result of the COVID-19 pandemic and the effects thereof on the Company, as it deems appropriate.
j.Except as otherwise provided in this Award Agreement, the Committee may, in its sole discretion, reduce, but not increase, the percentage of MSUs that are earned at any level of performance.
k.Subject to, and except as otherwise provided by, the Award Agreement, including Section 4.2 and Section 4.3 thereof, the MSUs that are earned pursuant to the attainment of the Performance Conditions set forth in Section 2 shall vest only if the Participant has remained in continuous Service until the last day of the Performance Period.
•Rights as a Shareholder
l.Unless and until an MSU has been earned and vested and the Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote that Share or have any right to dividends, dividend equivalents or other distributions with respect to that Share; provided that the number and class of securities subject to this Award Agreement shall be subject to adjustment in accordance with Section 5.7 of the Plan.
•termination of service and OTHER ChANGES IN SERVICE STATUS

m.If the Participant’s Service (as defined in Section 4.7) terminates for any reason other than Disability (as defined in Section 4.6), death or a termination by the Company without Cause (as defined in Section 4.5) on or prior to the last day of the Performance Period, the Participant will forfeit the right to receive Shares underlying any MSUs.
n.If the Participant’s Service terminates on account of the Disability or death of the Participant, the Participant shall become vested as of the date of the termination in a prorated number of Target MSUs equal to the number of Target MSUs, multiplied by a fraction the numerator of which shall be the number of whole months the Participant was in Service between the first date of the Performance Period and the date of the termination of the Participant’s Service and the denominator of which shall be the total number of months contained in the Performance Period.
o.If the Participant’s Service is terminated by the Company without Cause, the Participant at the end of the Performance Period shall continue to be eligible to vest in a number of MSUs that would have been earned had the Participant’s employment continued through the last day of the Performance Period equal to the number of MSUs that would have vested based on the actual attainment of the Performance Conditions for the entire Performance Period, multiplied by a fraction, the numerator of which shall be the number of whole months the Participant was in Service between the first date of the Performance Period and the date of the termination of the Participant’s Service and the denominator of which shall be the total number of months contained in the Performance Period.
p.For purposes of this Award Agreement, "Affiliate” means an entity that is (directly or indirectly) controlled by, or controls, the Company.
q.For purposes of this Award Agreement, “Cause” shall mean the Participant’s: (i) willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or (iii) commission or conviction of, or plea of nolo contendere to, any felony or any crime significantly injurious to the Company or an Affiliate. An act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. Determination of Cause shall be made by the Committee in its sole discretion.

r.Notwithstanding anything in the Plan to the contrary, for purposes of this Award Agreement, “Disability” shall mean the condition of being “disabled” as provided in Code Section 409A(a)(2)(C).
s.For purposes of this Award Agreement “Service” means the provision of services to the Company or its Affiliates in the capacity of an employee or a member of the Board but not as a consultant to the Company or an Affiliate. For purposes of this Award Agreement, the transfer of an employee from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service. However, if the Affiliate for which an employee is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the employee ceases to perform services for the Company or any Affiliate, the employee shall incur a termination of Service.
For purposes of this Award Agreement, the Participant’s Service will be considered terminated as of the date the Participant is no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Company, the Participant’s right to vest in MSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of his or her MSU award (including whether the Participant may still be considered to be providing services while on a leave of absence).
•Timing and Form of Payment
t.Once an MSU is earned and vested and the Committee has certified in writing the achievement of the Performance Conditions or the MSU otherwise vests pursuant to Section 4.2, the Participant will be entitled to receive a Share in its place. Delivery of the Share will be made as soon as administratively feasible after its associated MSU vests, but no later than 2½ months from the end of the calendar year (a) that contains the last day of the Performance Period, or (b) in the case of a vesting event pursuant to Section

4.2 hereof, that contains the date in which the Participant's Service terminated. Shares delivered under this Award Agreement shall be subject to the Company’s share retention policy, as in effect from time to time.
•Responsibility for taxes and tax WITHHOLDING obligations
u.The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Further, notwithstanding any contrary provision of this Award Agreement, no Shares will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to the MSUs. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the MSUs, including, but not limited to, the grant, vesting or settlement of the MSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the MSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. In addition, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
v.The Participant shall, upon occurrence of any tax withholding event, pay to the Company or the Employer or make arrangements satisfactory to the Company for payment of any Tax-Related Items required by law to be withheld on account of such taxable event. Without limiting the Company’s power or rights pursuant to Section 5.5 of the Plan, amounts required by law or regulation to be withheld by the Company with respect to any taxable event arising under this Award Agreement will be satisfied by having Shares withheld in accordance with Section 5.5 of the Plan. In addition, the Participant may elect to deliver to the Company the necessary funds to satisfy the withholding obligation, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

w.Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested MSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
•NOTICES
x.Any notice or other communication required or permitted under this Award Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender's expense. Notice will be deemed given when delivered personally or, if mailed, three days after the date of deposit or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Morningstar, Inc., 22 West Washington Street, Chicago, Illinois, 60602, USA, Attention: General Counsel. Notice to the Participant should be sent to the address of the Participant contained in the Company’s records. Either party may change the person and/or address to whom the other party must give notice by giving such other party written notice of such change, in accordance with the procedures described above.
•Nature of grant
In accepting the MSU award grant, the Participant acknowledges, understands and agrees that:
a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
b)the grant of MSUs is extraordinary, voluntary and occasional and does not create any contractual or other right to receive future grants of MSUs, or benefits in lieu of MSUs, even if MSUs have been granted in the past;
c)all decisions with respect to future MSU or other award grants, if any, will be at the sole discretion of the Committee;
d)the Participant is voluntarily participating in the Plan;

e)the Participant’s participation in the Plan shall not create a right to further Service with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s Service at any time with or without Cause;
f)an MSU grant will not be interpreted to form an employment or service contract or relationship with the Company or an Affiliate;
g)the grant of MSUs, the Shares subject to the MSUs, and the income and value of the same, are not intended to replace any pension rights or compensation;
h)the grant of MSUs, the Shares subject to the MSUs, and the income and value of the same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Affiliate;
i)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
j)unless otherwise provided in the Plan or by the Company in its discretion, the MSUs and the benefits evidenced by this Award Agreement do not create any entitlement to have the MSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares;
k)unless otherwise agreed with the Company, the MSUs and the Shares subject to the MSUs, and the income and value of the same, are not granted as consideration for, or in connection with, the Service the Participant may provide as a director of an Affiliate;
l)no claim or entitlement to compensation or damages shall arise from forfeiture of the MSUs resulting from the termination of the Participant’s Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any), and in consideration of the grant of MSUs, the Participant agrees not to institute any claim against the Company or any Affiliate; and

m)neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the MSUs or of any amounts due to the Participant pursuant to the vesting of MSUs or the sale of Shares.
•Data privacy
The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in any MSU award grant materials by and among, as applicable, the Employer, the Company, and any other Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all MSU awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to the Company’s designated broker and/or stock plan service provider that is assisting the Company (presently or in the future) with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.
The Participant authorizes the Company, the Employer and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The

Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.
Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or later seeks to revoke the Participant’s consent, the Participant’s employment or Service status with the Employer will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to grant MSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
•electronic delivery and acceptance
y.The Company may, in its sole discretion, decide to deliver any documents related to MSUs awarded under the Plan or future MSUs that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
•Severability
z.The provisions of the Award Agreement (including the Country-Specific Terms and Conditions attached hereto as an Addendum), are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
•No advice regarding grant
aa.The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
•imposition of other requirements
ab.The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on MSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
•language
ac.If the Participant received any document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
•insider trading/market abuse laws
ad.By participating in the Plan, the Participant agrees to comply with any Company insider trading policy. The Participant further acknowledges that, depending on the Participant’s or his or her broker’s country of residence or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., MSUs) or rights linked to the value of Shares, during such times the Participant is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Participant’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Participant understands that third parties may include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with applicable restrictions and, therefore, the Participant should consult with his or her personal legal advisor on this matter.
•foreign asset/account reporting requirements and exchange controls

ae.The Participant acknowledges that the Participant’s country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares or sales proceeds from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant should consult his or her personal legal advisor for any details.
•ADDENDUM
af.Notwithstanding any provisions in the Award Agreement, MSUs shall also be subject to the Country-Specific Terms and Conditions for the Participant’s country, if any, set forth in the Addendum attached hereto. Moreover, if the Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Participant, to the extent that the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
•CONSTRUCTION
ag.The MSUs granted hereunder are subject to any rules and regulations promulgated by the Committee pursuant to the Plan, now or hereafter in effect.
ah.The Company and the Participant may amend this Award Agreement only by a written instrument signed by both parties, provided, that the Company may amend this Award Agreement without further action by the Participant if (i) such amendment is deemed by the Company to be advisable or necessary to comply with applicable law, rule, or, regulation, including Section 409A of the Code, or (ii) if such amendment is not to the detriment of the Participant.
ai.The Participant shall agree to the terms of this Award Agreement by accepting the Grant Notice at the time and in the manner specified by the Company.

aj.The Plan, the MSUs and this Award Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.
•Section 409A.
ak.To the extent the Participant is a citizen of the United States or a United States resident under the Code, the Company intends that the MSUs shall not constitute “nonqualified deferred compensation” subject to Section 409A of the Code, and the MSUs are intended to be exempt from Section 409A of the Code under the “short-term deferral” exception to the maximum extent permitted under Section 409A of the Code, and the Award Agreement shall be interpreted, administered and construed consistent with such intent. Notwithstanding the foregoing, the Company may unilaterally amend the terms of this Award Agreement (or the Plan) to avoid the application of, or to comply with, Section 409A of the Code, in a particular circumstance or as necessary or desirable to satisfy any of the requirements under Section 409A of the Code or to mitigate any additional tax, interest and/or penalties that may apply under Section 409A of the Code if exemption or compliance is not practicable, but the Company or the Employer shall not be under any obligation to make any such amendment. Nothing in this Award Agreement (or the Plan) shall provide a basis for any person to take action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any amount paid under the Award Agreement, and neither the Company nor any of its Affiliates shall under any circumstances have any liability to the Participant or his or her estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Award Agreement, including taxes, penalties or interest imposed under Section 409A of the Code.

ADDENDUM
COUNTRY-SPECIFIC TERMS AND CONDITIONS

Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or in the Award Agreement.
Terms and Conditions
This document includes additional terms and conditions that govern MSUs granted under the Plan if the Participant works and/or resides in one of the countries listed below. If the Participant is a citizen or resident of a country other than the one in which the Participant currently is residing and/or working, transfers employment and/or residency after the Grant Date or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to the Participant.
Notifications
This document also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2020. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information noted in this document as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date by the time the Participant vests in MSUs or sells Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.
If the Participant is a citizen or resident of a country other than the one in which the Participant currently is residing and/or working, transfers employment and/or residency after the Grant Date or is considered a resident of another country for local law purposes, the notifications contained herein may not apply to the Participant.

EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) COUNTRIES AND THE UNITED KINGDOM
Data Privacy: If the Participant resides and/or works in a country within the EU/EEA or the United Kingdom, Section 9 of the Award Agreement shall be replaced with the following:
The Participant is hereby notified of the collection, use and transfer outside of the European Economic Area, as described in this Award Agreement, in electronic or other form, of the Participant’s Personal Data (defined below) by and among, as applicable, the Company and certain of its Affiliates for the exclusive and legitimate purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Personal Data”), for the purpose of implementing, administering and managing the Plan.
The Participant understands that providing the Company with his or her Personal Data is necessary for the performance of this Award Agreement and that the Participant’s refusal to provide the Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Participant’s Personal Data shall be accessible within the Company only by the persons specifically charged with Personal Data processing operations and by the persons who need to access the Personal Data because of their duties and position in relation to the performance of this Award Agreement.
The Company will use the Participant’s Personal Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Participant’s Personal Data, it will remove it from its systems. If the Company keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
The Participant understands that the Company will transfer Personal Data to Charles Schwab & Co., Inc. (the “Broker”), and/or such other third parties as may be selected by the Company, which is assisting the Company with the implementation, administration and management of the

Plan. The Company may select a different service provider or additional service providers and share Personal Data with such other provider(s) serving in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition of the Participant’s ability to participate in the Plan.
The Broker is based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. If the Participant is outside of the United States, the Participant should note that the Participant’s country has enacted data privacy laws that are different from the United States. For example, the European Commission has issued a limited adequacy finding with respect to the United States that applies only to the extent companies register for the EU-U.S. Privacy Shield program, which is open to companies subject to Federal Trade Commission jurisdiction. The Company does not participate in the EU-U.S. Privacy Shield program with respect to employee data. By participating in the Plan, the Participant agrees to the transfer of the Participant’s Personal Data to the Broker for the exclusive purpose of administering the Participant’s participation in the Plan. The Company's legal basis, where required, for the transfer of Personal Data to the Broker is that such transfer is necessary for the performance of this Award Agreement.
The Participant has a number of rights under data privacy laws in the Participant’s country. Depending on where the Participant is based, the Participant’s rights may include the right to (i) request access or copies of Personal Data the Company processes, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrictions on processing, (v) portability of Personal Data, (vi) lodge complaints with competent authorities in the Participant’s country, and/or (vii) a list with the names and addresses of any potential recipients of the Participant’s Personal Data. To receive clarification regarding the Participant’s rights or to exercise the Participant's rights, the Participant should contact the local human resources representative or the Data Protection Officer at: privacyenquires@morningstar.com.
Finally, the Participant may choose to opt out of allowing the Company to share the Participant’s Personal Data with Broker and others as described above, although execution of such choice may mean the Company cannot grant awards under the Plan to the Participant. For questions regarding opting-out of the Plan, the Participant should contact his or her local human resources representative or the Data Protection Officer at: privacyenquires@morningstar.com.
AUSTRALIA
Terms and Conditions

Australian Offer Document. The Participant understands that the offering of the Plan in Australia is intended to qualify for exemption from the prospectus requirements under Class Order 14/1000 issued by the Australian Securities and Investments Commission. Participation in the Plan is subject to the terms and conditions set forth in the Australian Offer Document and the Plan documentation provided to the Participant.
Compliance with Law. Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Participant shall not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Australian Corporations Act 2001 (Cth), any other provision of the Corporations Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company's Affiliate in Australia is under no obligation to seek or obtain the approval of its shareholders for the purpose of overcoming any such limitation or restriction.
Notifications
Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report for the Participant. If there is no Australian bank involved in the transfer, the Participant will be required to file the report on his/her own.
CANADA
Terms and Conditions
Form of Settlement. Notwithstanding any terms and conditions in the Plan, Award Agreement or any other grant materials, the MSUs will be settled in Shares only, not cash.
Termination of Service. This provision replaces the second paragraph of Section 4.7 of the Award Agreement:
For purposes of the MSUs, the Participant’s Service is considered terminated as of the earlier of (a) the date the Participant’s Service with the Company or any Affiliate is terminated; (b) the date on which the Participant ceases to provide active Service to the Company or any Affiliate; or (c) the date on which the Participant receives a notice of termination of Service from the Employer (in all cases regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or rendering services or the terms of the Participant’s employment or service contract, if any). The Participant’s rights to participate in the Plan will not be extended by any notice period (e.g., Service would not include any contractual notice or any period of “garden leave” or period of pay in lieu of such notice required under any employment law in the country where the Participant resides (including, but not limited to, statutory law, regulatory law and/or common law)). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing Services for purposes of the MSUs (including whether the Participant may still be considered to be providing Services while on a leave of absence).
The following provisions apply to residents of Quebec:
Language Consent. The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressément souhaité la rédaction en anglais du Contrat d’Attribution, ainsi que tous les documents exécutés, avis donnés et procédures judiciaires intentées, en vertu du, ou liés directement ou indirectement, au présent Contrat d’Attribution.
Data Privacy. The following provision supplements Section 9 of the Award Agreement:
The Participant authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan. The Participant further authorizes the Company, any Affiliate of the Company, the Employer, any broker, or any stock plan service provider as may be selected by the Company from time to time to assist with the Plan, to disclose and discuss the Plan with their advisors. The Participant also authorizes the Company and the Employer to record such information and to keep such information in the Participant’s employee file.
Notifications
Securities Law Information. The Participant is permitted to sell Shares acquired under the Plan through the designated broker, if any, provided the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., Nasdaq Stock Market).
Foreign Asset/Account Reporting Information. The Participant is required to report his or her foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds CAD 100,000 at any time during the year. Foreign property includes Shares acquired under the Plan, and their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the Fair Market Value of the Shares at vesting, but if the Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares. If due, the Form must be filed by April 30 of the following year. The Participant should speak with a personal tax advisor to determine the scope of foreign property that must be considered for purposes of this requirement.
CHINA
The following provisions apply only if the Participant is subject to exchange control restrictions or regulations in China, as determined by the Company in its sole discretion.
Terms and Conditions
Settlement of MSUs and Sale of Shares. To facilitate compliance with exchange control regulations in China, the MSUs may be settled in the form of a cash payment. Alternatively, the MSUs may be settled in Shares, in which case, the Participant agrees that the Company is authorized to sell the Shares immediately upon settlement or after termination of Participant’s Service, as described below, and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares (on the Participant’s behalf pursuant to this authorization without further consent). The Participant agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price.
Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale of Shares (less any applicable Tax-Related Items, brokerage fees or commissions) to the Participant in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth below under “Exchange Control Requirements.”
Treatment of MSUs Upon Termination of Service. Due to exchange control regulations in China, the Participant understands and agrees that the Company may require the sale of Shares held by the Participant within six (6) months following the Participant’s termination of Service, or within such other period as determined by the Company or required by the China State Administration of Foreign Exchange (“SAFE”) (the “Mandatory Sale Date”). This includes any portion of Shares that vest upon the Participant’s termination of Service. The Participant understands that should the Company impose this requirement, any Shares held by the Participant under the Plan that have not been sold by the Mandatory Sale Date will automatically be sold by the Company’s designated broker at the Company’s direction (on the Participant’s behalf pursuant to this authorization without further consent).
Exchange Control Requirements. The Participant understands and agrees that, to facilitate compliance with exchange control requirements, the Participant is required to immediately repatriate to China the cash proceeds from the sale of the Shares and any dividends paid on such Shares. The Participant further understands that such repatriation of the cash proceeds will be effectuated through a special exchange control account established by the Company or its Affiliates, and the Participant hereby consents and agrees that the proceeds may be transferred to such special account prior to being delivered to the Participant. The Company may deliver the proceeds to the Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Participant understands that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, there may be delays in delivering the proceeds to the Participant and due to fluctuations in the Share trading price and/or the U.S. dollar/PRC exchange rate between the sale/payment date and (if later) when the proceeds can be converted into local currency, the proceeds that the Participant receives may be more or less than the market value of the Shares on the sale/payment date (which is the amount relevant to determining the Participant’s tax liability). The Participant agrees to bear the risk of any currency fluctuation between the sale/payment date and the date of conversion of the proceeds into local currency.
The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.
Notifications
Foreign Asset/Account Reporting Information. PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. Under these rules, the Participant may be subject to reporting obligations for the MSUs and any cash proceeds acquired under the Plan and Plan-related transactions. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult his or her personal advisor in this regard.
DENMARK

Terms and Conditions
Danish Stock Option Act. Notwithstanding any provisions in the Award Agreement to the contrary, the treatment of the MSUs upon the Participant’s termination of Service shall be governed by the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”) as in effect at the time of the Participant’s termination of Service (as determined by the Company, in its discretion, in consultation with legal counsel). By accepting the MSUs, the Participant acknowledges having received an “Employer Statement” in Danish which is being provided to comply with the Danish Stock Option Act.
Notifications
Foreign Asset and Account Reporting Notification.  The Participant must report to the Danish Tax Administration the establishment of an account holding Shares or cash. The form to be used in this respect may be obtained from a local bank. Further, the Participant must report Shares held in a foreign bank or brokerage account and deposit account with a foreign bank or broker in the Participant’s tax return under the section on foreign affairs and income.
FRANCE
Terms and Conditions
Type of Grant. The MSUs are not granted as “French-qualified” awards and are not intended to qualify for the special tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197-1 and seq. of the French Commercial Code, as amended.
Language Acknowledgement. By accepting the MSUs, the Participant confirms having read and understood the documents relating to the MSUs which were provided to Participant in English.
En acceptant l'attribution de « Market Stock Units » (« MSUs »), le Participant confirme avoir lu et compris les documents relatifs aux MSUs qui ont été communiqués au Participant en langue anglaise.
Notifications
Foreign Asset/Account Reporting Information. If the Participant holds Shares outside of France or maintains a foreign bank account, the Participant is required to report such accounts (including any accounts that were opened or closed during the year) to the French tax authorities when filing the Participant’s annual tax return. Failure to comply could trigger significant penalties.

Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount.
GERMANY
Notifications
Foreign Asset/Account Reporting Information. If the acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, the Participant will need to report the acquisition when the Participant files his/her tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds EUR 150,000 or (ii) in the unlikely event the Participant holds Shares exceeding 10% of Company’s total common stock.
Exchange Control Information. Cross-border payments in excess of EUR 12,500 must be reported monthly to the German Federal Bank. The German Federal Bank no longer will accept reports in paper form and all reports must be filed electronically. The electronic “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) can be accessed on the German Federal Bank’s website: www.bundesbank.de.
HONG KONG
Terms and Conditions
Restrictions on Sale and Transferability. In the event that Shares are vested pursuant to MSUs within six months after the Grant Date, the Participant (and the Participant’s heirs) hereby agrees that such Shares may not be offered for sale to the public or otherwise disposed of prior to the six-month anniversary of the Grant Date. Any Shares acquired under the Plan are accepted as a personal investment.
Form of Settlement. Notwithstanding any terms and conditions in the Plan, Award Agreement or any other grant materials, the MSUs will be settled in Shares only, not cash.
Notifications
Securities Warning. MSUs and any Shares issued thereunder do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Affiliates. The Plan, the Plan prospectus and any other incidental communication materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the Participant’s personal use and may not be distributed to any other person. If the Participant is in any doubt about any of the contents of the Plan or the Plan prospectus, the Participant should obtain independent professional advice.
Occupational Retirement Schemes Ordinance Information. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent that any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of MSUs shall be null and void.
INDIA
Notifications
Exchange Control Information. The Participant must repatriate all proceeds received from the sale of Shares to India within 90 days of receipt and any cash dividends paid on such Shares within 180 days of receipt (or within any other time frame prescribed under applicable Indian exchange control laws as may be amended from time to time). The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is the Participant’s responsibility to comply with applicable exchange control laws in India.
Foreign Account/Asset Reporting Information. The Participant is required to declare in his or her annual tax return (a) any foreign financial assets (including Shares) held by the Participant or (b) any foreign bank accounts for which the Participant has signing authority. Increased penalties for failing to report these assets/accounts have been implemented. It is the Participant’s responsibility to comply with this reporting obligation, and the Participant should confer with his or her personal tax advisor in this regard.
ITALY
Terms and Conditions
Plan Document Acknowledgment. The Participant acknowledges that the Participant has read and specifically and expressly approves the following Sections of the Award Agreement: Section 6 (Responsibility for Taxes and Tax Withholding Obligations); Section 8 (Nature of Grant); Section 10 (Electronic Delivery and Acceptance); Section 13 (Imposition of Other

Requirements); Section 14 (Language); Section 17 (Addendum) and the Data Privacy provision above in the Addendum for EU/EEA countries and the United Kingdom.
Notifications
Foreign Asset/Account Reporting Information. If the Participant is an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, the Participant is required to report these assets on the Participant’s annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply if the Participant is the beneficial owner of foreign financial assets under Italian money laundering provisions.
JAPAN
Notifications
Foreign Asset/Account Reporting Information. If the Participant is a resident of Japan, the Participant will be required to report details of any assets (including any Shares acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding JPY 50,000,000. Such report will be due by March 15th of the following year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Participant and whether he or she will be required to report details of any outstanding MSUs or Shares held by the Participant in the report.
Exchange Control Information. If the Participant acquires Shares valued at more than JPY 100,000,000 in a single transaction, the Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the Shares.
NETHERLANDS
Terms and Conditions
Exclusion of Claim. By accepting the MSUs, the Participant acknowledges and agrees that the Participant will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Participant ceasing to have rights under or to be entitled to the MSUs, whether or not as a result of the Participant’s termination of Service (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the MSUs. Upon acceptance of the MSUs, the Participant shall be deemed irrevocably to have waived any such entitlement.

SOUTH AFRICA
Notifications
Securities Law Notification. In compliance with South African securities laws, the documents listed below are available on the following websites:
i.a copy of the Company’s most recent annual report (i.e., Form 10-K) is available at: https://shareholders.morningstar.com/investor-relations/financials/sec-filings/default.aspx; and
ii.a copy of the Plan is available on the website of the Company’s stock plan service provider;
iii.a copy of the Plan Prospectus is available on the website of the Company’s stock plan service provider.
A copy of the above documents will be sent to the Participant free of charge on written request to Morningstar, Inc., 22 West Washington Street, Chicago, Illinois, 60602, USA, Attention: General Counsel.
The Participant is advised to carefully read the materials provided before making a decision whether to participate in the Plan. In addition, the Participant should contact his or her tax advisor for specific information concerning the Participant’s personal tax situation with regard to Plan participation.
Exchange Control Information. The Participant is responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, the Participant should consult his or her legal advisor prior to the acquisition or sale of Shares acquired under the Plan to ensure compliance with current regulations. As noted, it is the Participant’s responsibility to comply with South African exchange control laws, and neither the Company nor any Affiliate will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws.
SWEDEN
Terms and Conditions
Responsibility for Taxes and Tax Withholding Obligations. This provision supplements Section 6 of the Award Agreement:

Without limiting the Company’s and the Employer's authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 6 of the Award Agreement, in accepting the MSU award, the Participant authorizes the Company and/or the Employer to withhold Shares otherwise deliverable to the Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes and Tax Withholding Obligations. This provision supplements Section 6 of the Award Agreement:
Without limitation to Section 6 of the Award Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any taxes that they are required to pay or withhold on the Participant’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if the Participant is a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that the Participant is a director or executive officer and income tax due is not collected from or paid by the Participant within 90 days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions may be payable. The Participant acknowledges that the Participant ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which the Company and/or the Employer may recover from the Participant at any time thereafter by any of the means referred to in Section 6 of the Award Agreement.
Exclusion of Claim. By accepting the MSUs, the Participant acknowledges and agrees that the Participant will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Participant ceasing to have rights under or to be entitled to the MSUs, whether or not as a result of the Participant’s termination of Service (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the MSUs. Upon acceptance of the MSUs, the Participant shall be deemed irrevocably to have waived any such entitlement.